UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2013 (September 27, 2013)

NASH-FINCH COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-785 (Commission File Number)	41-0431960 (I.R.S. Employer Identification No.)

7600 France Avenue South		55435
Minneapolis, Minnesota		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:

(952) 832-0534

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2013, at the request of Spartan Stores, Inc., a Michigan corporation (“Spartan Stores”), Nash-Finch Company (the “Nash-Finch”) provided a Notice of Termination to each of Alec C. Covington, its President and Chief Executive Officer, Robert B. Dimond, its Executive Vice President, Chief Financial Officer and Treasurer, Kevin Elliott, its Executive Vice President, President and Chief Operating Officer, Nash-Finch Wholesale/Retail, and Calvin S. Sihilling, its Executive Vice President and Chief Information Officer, pursuant to each such executive officer’s respective Change in Control Agreement with Nash-Finch. Pursuant to the Notice of Termination, conditioned upon the merger of SS Delaware, Inc., a Delaware corporation and wholly-owned subsidiary of Spartan Stores, with and into Nash-Finch, with Nash-Finch surviving as a wholly-owned subsidiary of Spartan Stores, unless the executive officer voluntarily terminates employment earlier for “Good Reason,” such executive officer’s employment will be terminated effective December 31, 2013, except for Mr. Sihilling, whose employment will be terminated effective January 31, 2014.  Mr. Covington will make himself available as an advisor to the surviving corporation on an as needed basis following the termination of his employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NASH-FINCH COMPANY

Dated:  October 3, 2013

By:

/s/ Kathleen M. Mahoney

Kathleen M. Mahoney

Executive Vice President and General Counsel